CERTIFICATE OF INSURANCE

This is to certify that the following policy(s), subject to the terms, conditions, limitations and endorsements contained therein, and during their effective period, have been issued by the insurance company(s) listed below. NOTE: The inclusion of persons or entities as "Insureds" only applies to that persons' or entities' contingent liability arising out of the operations of the Named Insured, which are the subject of coverage under a policy or policies referenced herein, unless otherwise noted.

CERTIFICATE HOLDER:	NAMED INSURED:
The Boeing Company	Baltia Air Lines, Inc.
Post Office Box 3707	Building 151, Room 361
Mail Code 13-57	JFK International Airport
Seattle, Washington 98124-2207	Jamaica, NY 11430
U.S.A.	
Attn: Manager - Aviation Insurance	

This will confirm that the policies, as generally described below, are subject to all terms, conditions and exclusions contained in such policies issued to the insured. Coverages confirmed are solely in regards to the CGSTA #BLT dated August 10, 2009.

COVERAGE:

1. *Aircraft Hull and Liability.*
2. *Airport Premises Liability including contractual, completed operations/ products and war liabilities, ground risks only, excluding passenger liability.*

POLICY PERIOD: 12:01 A.M. September 13, 2015 to 12:01 A.M. September 13, 2016

INSURER & POLICY NUMBER: See attached schedule

AIRCRAFT:

AIRCRAFT	REG. NO.
B747-200	N706BL

LIMITS OF LIABILITY: Aircraft Liability $100,000,000. Combined Single Limit Each Occurrence excluding passengers

ADDITIONAL AGREEMENTS

- *See Addendum*

As respects each Certificate Holder(s) respective interests, this Certificate of Insurance shall automatically terminate upon the earlier of: (i) Policy expiration; (ii) Cancellation of the policies prior to policy expiration, as notified to the Certificate Holder(s) as required herein; (iii) agreed termination of the Contract(s); and/or in the case of physical damage insurance relating to those Certificate Holder(s) who have insurable interest in the Equipment as of the date of issuance of this Certificate of Insurance: agreed termination of the Named Insured's and/or the Certificate Holder(s) insurable interest in the Equipment. This Certificate of Insurance is issued as a summary of the insurances under the policies noted above and confers no rights upon the Certificate Holder(s) as regards the insurances other than those provided by the policies. The undersigned has been authorized by the above insurers to issue this certificate on their behalf and is not an insurer and has no liability of any sort under the above policies as an insurer as a result of this certification.

Certificate Number: 06
Date of Issue: September 14, 2015

Marie Fini

Authorized Representative ***Marie Fini***

Aviation Risk Management Associates, Inc.
377 W. Virginia St. Crystal Lake, IL 60014
P. 815-356-8811 F. 815-356-8822

Addendum to Certificate of Insurance #06 dated September 14, 2015

ISSUED TO:

CC: *Boeing Commercial Airplanes*
P.O. Box 3707
Mail Code 21-34
Seattle, Washington 98124-2207
U.S.A.
Attn: Vice President – Contracts

SPECIAL PROVISIONS APPLICABLE TO BOEING:

A. In regard to Aircraft "all risks" Hull Insurance and Aircraft Hull War and Allied Perils Insurance, Insurers agree to waive all rights of subrogation or recourse against Boeing in accordance with the CSGTA #BLT dated August 10, 2009.

B. In regard to Airline Liability Insurance, Insurers agree:

(1) To include Boeing as an additional insured in accordance with Customer's undertaking in Part 1, Article 13.1 of the CSGTA;

(2) To provide that such insurance will be primary and not contributory nor excess with respect to any other insurance available for the protection of Boeing;

(3) To provide that with respect to the interests of Boeing, such insurance shall not be invalidated or minimized by any action or inaction, omission or misrepresentation by the Insured or any other person or party (other than Boeing) regardless of any breach or violation of any warranty, declaration or condition contained in such policies;

(4) To provide that all provisions of the insurance coverages referenced above, except the limits of liability, will operate to give each Insured or additional insured the same protection as if there were a separate Policy issued to each.

C. In regard to all of the above referenced policies:

(1) Boeing will not be responsible for payment, set-off, or assessment of any kind or any premiums in connection with the policies, endorsements or coverages described herein;

(2) If a policy is canceled for any reason whatsoever, or any substantial change is made in the coverage which affects the interests of Boeing or if a policy is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to Boeing for thirty (30) days (in the case of war risk and allied perils coverage seven (7) days after sending, or such other period as may from time to time be customarily obtainable in the industry) after receipt by Boeing of written notice from the Insurers or the authorized representatives or Broker of such cancellation, change or lapse; and

(3) For the purposes of the Certificate, Boeing is defined as The Boeing Company, its divisions, subsidiaries, affiliates, the assignees of each and their respective directors, officers, employees

X Marie Fini

Marie Fini
Account Manager

BALTIA AIRLINES INC.
Aircraft Hull & Liability
Policy Term: September 13, 2015-September 13, 2016

Schedule of Security

Insurance Company	Policy No.
Underwriters at Lloyds and Various Insurance Companies	AVNPE 1500137
XL Insurance Specialty	UA00009913AV15A
Great American Insurance Company	QS2406128-01